SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 8, 2012 (March 5, 2012)

BILL BARRETT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1099 18th Street, Suite 2300

Denver, Colorado 80202

(Address of principal executive offices including Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2012, Bill Barrett Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters identified therein (together, the “Underwriters”) relating to the public offering of $400 million in aggregate principal amount of its 7% Senior Notes due 2022 (the “Notes”).

The Company offered the Notes pursuant to the Prospectus Supplement dated March 5, 2012, to the Prospectus dated June 24, 2009 (together, the “Prospectus”), which forms a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-158778) filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2009 (the “Registration Statement”), as amended by Post-Effective Amendment No. 1 thereto, which became effective upon filing with the SEC on June 24, 2009, and Post-Effective Amendment No. 2 thereto, which became effective upon filing with the SEC on September 20, 2011.  The Notes will be unsecured obligations of the Company and will be effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness.  Initially, all of the Company’s subsidiaries will fully and unconditionally guarantee the Notes. Closing of the issuance and sale of the Notes is expected to be March 12, 2012, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, conditions, indemnification obligations and rights to terminate. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The Company intends to use the net proceeds from the offering to repay borrowings under its revolving credit facility and for general corporate purposes, including to repay the entire $172.5 million aggregate principal amount of its 5% Convertible Senior Notes due 2028 that the Company assumes will be put to the Company on March 20, 2012 pursuant to the terms of the indenture governing the 5% Convertible Senior Notes due 2028.

The Underwriters and certain of their affiliates have provided and may in the future provide financial advisory, investment banking and commercial and private banking services in the ordinary course of business to the Company, one or more of the Company’s directors or officers and/or one or more of the Company’s affiliates, for which they receive customary fees and expense reimbursement. Affiliates of certain of the Underwriters are lenders and agents under the Company’s revolving credit facility and as such are entitled to be repaid with the net proceeds of the offering that are used to repay the revolving credit facility.  In addition certain of the underwriters or their affiliates acted as underwriters in the offerings by the Company of its 5.0% Convertible Senior Notes due 2028, its 9 7/8% Senior Notes due 2016 and its 7 5/8% Senior Notes due 2019.  Certain affiliates of the underwriters hold the Company’s 5% Convertible Senior Notes due 2028 and may receive a proportionate share of proceeds from the repayment of the 5% Convertible Senior Notes due 2028.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above hereby is incorporated by reference.

Item 7.01. Regulation FD Disclosure.

The Company’s press release announcing the commencement of the offering described above in Item 1.01 is filed herewith as Exhibit 99.1, and the Company’s press release announcing the pricing of the offering described above in Item 1.01 is filed herewith as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

This Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws.  All statements, other than statements of historical facts, included in this Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include the Company’s plan to complete the public offering of the Notes.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including market conditions, operational developments with respect to the Company, and other factors described in the Company’s reports filed with the SEC.  See the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s other filings with the SEC for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

1.1

Underwriting Agreement, dated March 5, 2012, among Bill Barrett Corporation, its subsidiaries, as guarantors, and J.P. Morgan Securities LLC, as representative of the several underwriters identified therein.

99.1	Press release dated March 5, 2012.
99.2	Press release dated March 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

BILL BARRETT CORPORATION

(Registrant)

March 8, 2012	By:	/s/ Francis B. Barron
Francis B. Barron
Executive Vice President—General Counsel; and Secretary